UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HENYA FOOD CORP.
(Exact Name of Small Business Issuer in its Charter)

Delaware		74-3191757
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

26 Kendall St.
New Haven, Connecticut 06512
(905) 709-4775
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Henry Ender, President
HENYA FOOD CORP.
26 Kendall St.
New Haven, Connecticut 06512
(905) 709-4775
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 ROUTE 9, SUITE 204
MANALAPAN, NEW JERSEY 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration fee per share

Common Stock of par value, $.001 per share	10,150,350	$1.00	$10,150,350	$311.61

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a recent offering. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS
HENYA FOOD CORP.
10,150,350 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 10,150,350 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE TO RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4.

THERE CAN BE NO ASSURANCE THAT A MARKET MAKER WILL AGREE TO FILE THE NECESSARY DOCUMENTS WITH THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, WHICH OPERATES THE OTC ELECTRONIC BULLETIN BOARD, NOR CAN THERE BE ANY ASSURANCE THAT SUCH AN APPLICATION FOR QUOTATION WILL BE APPROVED.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED: AUGUST 20, 2007

TABLE OF CONTENTS

SUMMARY INFORMATION	1
RISK FACTORS	2
USE OF PROCEEDS	3
DETERMINATION OF OFFERING PRICE	4
DILUTION	4
SELLING SECURITY HOLDERS	4
PLAN OF DISTRIBUTION	6
LEGAL PROCEEDINGS	8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
DESCRIPTION OF SECURITIES	9
INTEREST OF NAMED EXPERTS AND COUNSEL	10
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	11
ORGANIZATION WITHIN LAST FIVE YEARS	11
DESCRIPTION OF BUSINESS	11
MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15
DESCRIPTION OF PROPERTY	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	17
EXECUTIVE COMPENSATION	18
FINANCIAL STATEMENTS	F-1

SUMMARY INFORMATION

Henya Food Corp.  was incorporated in the State of Delaware on September 20, 2006. We were originally formed to engage in any lawful corporate undertaking, including, but not limited to, helping food distributors and food processors expand their sales growth. We specialize in Kosher, Natural & Organic foods. We are committed to helping principals and retailers improve their sales and return on investment.

We intend to enter into broker agreements with food processors to represent their businesses in the food market; and with food distributors to procure new products for their exclusive distribution in specific markets.  We also intend to expand our current operations through acquisitions of established food distributors in key markets and through the investment of resources in food processors that specialize in Kosher, Natural or Organic foods.  Currently, we no viable operations and have not received revenues from operation and have received a going concern opinion from our auditors.

We are not a blank-check company since we have a concise business plan and we have already commenced our plan of operations.  We have over $200,000 in revenue since inception and had almost $100,000 in revenue for the three month period ended March 31, 2007. We have has entered into broker agreements with food processors to represent their businesses in the global food market, and with food distributors to procure new products for their exclusive distribution in specific markets.  Our sole officer has continued to work for the procurement of new products and subsequently listing of these products in either the food service or retail sectors.  Although we intend to undertake acquisitions, it intends to do to so to expand their business and not to undertake a reverse merger.  We have confirmed that they do not intend to pursue any acquisition which involves a change in control.

Risks relating to Our Business and Investing in Our Common Stock

We are a developmental-stage company. We will require additional funds to implement our business plan. There is no assurance that we will be able to obtain additional funding through the sales of additional equity securities or that such funding, if available, will be obtained on terms favorable to or affordable by us. Our business is subject to number of risks that you should consider carefully before making a decision to invest in our securities. If we are not successful, you may lose all or part of your investment in our common stock. Please carefully review the risks related to our business and our common stock which are described in more detail in this prospectus.

To date our revenue has been from commissions received from related companies controlled by our director, which as of our period ended January 31, 2007, totaled only $110,101. It will therefore be necessary for us to continue to operate on a reduced budget until such time as further funding becomes available. However, there can be no guarantee that we will ever generate any significant revenues or funding. Because we have no viable operations we are dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity. Accordingly, our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

Summary of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement offering. The offering price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Our sole officer and director currently holds 29.36% of the outstanding shares and is related to certain shareholders such that the combined ownership could afford him the ability to exercise substantial control over the direction of the Company.

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.  After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Where You Can Find Us

Our corporate offices are located at 26 Kendall Street, New Haven, Connecticut 06512. Our telephone number is (905) 709-4775.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception through October 31, 2006 are derived from our audited financial statements. The statement of operations and balance sheet date through April 30, 2007 are derived from our unaudited financial statements.

	Year ended October 31, 2006 (audited)	Six Months Ended April 30, 2007 (unaudited)	Inception To April 30, 2007 (unaudited)
STATEMENT OF OPERATIONS

Revenues	$28,313	$180,238	$208,551
Total Operating Expenses	$40,072	$189,152	$229,225
Net Income (loss)	$(11,759)	$(7,248)	$(19,008)

	As of October 31, 2006 (Audited)	As of April 30, 2007 (Unaudited)

BALANCE SHEET DATA

Cash	$394	280
Total Assets	$150,742	250,343
Total Liabilities	$112,501	219,001
Stockholders’ Equity (Deficiency)	$38,241	31,342

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to us and not to the selling stockholders.

Risks Relating to our Business

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Delaware on September 20, 2006. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate.  Our sole officer and director, Mr. Ender, has over thirty years experience in the food industry.  Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

We are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. We can provide no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have a limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may not be profitable in the near future. We had net losses of $23,411 since our inception. We intend to continue to fund operations through additional debt and equity financing arrangements that may not be sufficient to fund our capital expenditures, working capital, and other cash requirements during the next twelve months. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern

The financial statements as of and for the period ended October 31, 2006, have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent the realizable or settlement values if we are unable to continue as a going concern. We have suffered start-up losses and have limited working capital liquidity at October 31, 2006. As a result of these factors, our independent certified public accountants expressed substantial doubt about our ability to continue as a going concern in their October 31, 2006 audit reports.

We may require additional funds to achieve our current business strategy and our inability to obtain additional financing will inhibit our ability to expand our business operations.

We may need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. The financing we need may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing will inhibit our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy.

If we are unable to hire and retain key personnel, then we may not be able to implement our business plan.

We believe that our growth and our future success will depend in large part upon our ability to continue to retain our Chief Executive Officer and to attract and retain other highly skilled senior management, finance and marketing personnel. The competition for qualified personnel is intense. We cannot assure you that we will be able to hire and retain qualified personnel. Failure to hire and retain such personnel could require us to diminish or suspend our development strategy.

The loss of Henry Ender, our sole officer and director, could adversely affect our ability to remain competitive.

We believe that the success of our business strategy and our ability to operate profitably depends on the continued employment of our Henry Ender, our sole officer and director. If Mr. Ender becomes unable or unwilling to continue in his present positions, our business and financial results could be materially adversely affected. At the present time, Mr. Ender devotes approximately 40 hours per week to the business affairs of the company. The loss of his services may prevent us from implementing our business plan. In the event that we cannot implement our business plan, we may not ever generate revenue and may be forced to cease our operations.

We do not expect to pay dividends for some time which could result in no return on your investment

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain our earnings, if any, to provide funds for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other relevant factors of our operations.

Risks Relating to this Offering

There is currently no public market for our securities and you may not be able to liquidate your investment since there is no assurance that a public market will develop for our common stock or that our common stock will ever be approved for trading on a recognized exchange.

There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we intend to seek a market maker to apply for a quotation on the OTC BB in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the OTC BB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

Future sales by our stockholders may negatively affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. We have 50,150,350 shares of common stock issued and outstanding. Of the 50,150,350 shares of common stock issued as of August 20, 2007, 10,150,350 shares will be, freely tradable without restriction upon the effective date of this registration statement, unless held by our “affiliates”. The remaining 40,000,000 outstanding shares of common stock, which will be held by existing stockholders, including our sole officer and director, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Our stock price may decrease due to future issuances of additional shares of common or preferred stock.

Our Articles of Incorporation authorize the issuance of one hundred million (100,000,000) shares of common stock. As of August 20, 2007, we had 50,150,350 shares of common stock issued and outstanding. As such, our Board of Directors has the power, without shareholder approval, to issue up to 49,849,650 shares of common stock. The issuance of such shares will dilute the shares held by the current shareholders. In addition, our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. “Blank Check” means that the rights and preferences of the preferred shares have not been determined. As of August 20, 2007, there are no shares of preferred stock issued and outstanding.

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock and with such relative rights, privileges, preferences and restrictions that the Board may determine. Any issuance of preferred stock will dilute the voting power or other rights of the holders of common stock. If preferred shares are issued, it may impact our decision to issue dividends since this may increase the number of dividends that we would be issuing. In addition, it is possible that the Board of Directors may determine that the preferred shares will have rights and preferences, including dividend rights, over the common stockholders.

Penny stock regulations may make buying and selling our shares more difficult

The Securities and Exchange Commission regulations generally define “Penny Stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For transactions covered by these rules, the broker dealer must make a delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker dealer also must disclose the commissions payable to both the broker dealer and registered representative, current quotations for the securities, and, if the broker dealer is the sole market maker, the broker dealer must disclose this fact and the broker dealer’s presumed control over the market. Finally, monthly statements must be sent out disclosing recent price information for the penny stock held in the customer’s account and information on a limited market in penny stocks. Consequently, the “Penny Stock” rules may restrict the ability of broker dealers to sell our securities and may affect the ability of stockholders to sell our securities in the secondary market.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Our shares are not listed or quoted on any exchange or quotation system.  The offering price was determined by the price shares were sold to our shareholders in a private placement memorandum pursuant to Regulation D Rule 506 of the Securities Act of 1933 which was completed in December 2006.

The offering price of the shares of our common stock has been determined pursuant to said private placement memorandum and will not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on the Over the Counter Bulletin Board (“OTCBB”), we attempt to locate a market maker and to file to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. Although there are no requirements for listing on the OTCBB, there is no assurances that our common stock will be approved to trade on the OTCBB. We have had discussions with one market maker regarding the filing of our application for trading on the OTCBB. However, there is no assurance that our common stock, even if it becomes listed on the OTCBB, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The shares being offered for resale by the selling stockholders consist of 10,150,350 shares of our common stock issued to 71 shareholders. The 10,150,350 shares being offered include a total of 10,000,000 shares of our common stock issued to a total of 8 shareholders for services rendered at inception and it also includes 150,350 shares of our common stock issued to 63 investors pursuant to our private placement completed in December 2006.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 20, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this registration statement. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Security Holder	Shares of Stock owned prior to offering	Shares of Common stock to be sold	Shares of common stock owned after Offering	Percent of common owned after offering (1)
Abenstein, Len	500	500	0	0.00%
Belmont Consulting, Inc. (2)	2,250,000	1,200,000	1,050,000	2.94%
Berl, Bessin	1,800	1,800	0	0.00%
Blitzblau, Ilana	100	100	0	0.00%
Blitzblau, Oren	100	100	0	0.00%
Brussolo, Fabio	3,000	3,000	0	0.00%
Canadian Endernational Limited (3)	14,666,667	750,000	13,916,667	27.75%
Canadian Triloon Corp. (4)	5,000	5,000	0	0.00%
Cannata, Roberto	2,600	2,600	0	0.00%
Ciarallo, Catherine	100	100	0	0.00%
Ciarallo, Frank	100	100	0	0.00%
Ciarallo, John	100	100	0	0.00%
Ciarallo, Rose	100	100	0	0.00%
Collossus 2, Ltd. (5)	2,250,000	2,000,000	250,000	0.50%
DeMarco-Formusa Sue	100	100	0	0.00%
Dewji, Noorzehra	10,000	10,000	0	0.00%
Dolfonso, Danny	100	100	0	0.00%
Edri, Jacob	100	100	0	0.00%
Edri, Roni	100	100	0	0.00%
Elnekave, Isaac	4,000	4,000	0	0.00%
Elnekave, Ruth	5,000	5,000	0	0.00%
Ender, Blair	100	100	0	0.00%
Ender, Jordan	100	100	0	0.00%
Ender, Ryan	100	100	0	0.00%
Ender, Sue-Ellen	100	100	0	0.00%
Farnden, Elain	100	100	0	0.00%
Farnden, Fred	14,666,667	750,000	13,916,667	27.75%
Farnden, Michael	100	100	0	0.00%
Farnden, Stephen	100	100	0	0.00%
Farnden, Terri	100	100	0	0.00%
Foodfest International 2000, Inc. (6)	50,000	50,000	0	0.00%
Formusa, Joe	100	100	0	0.00%
Four Winds Food Corp. (7)	2,500,000	2,500,000	0	0.00%
Gewirtz, Jonah	5,000	5,000	0	0.00%
Ginzburg, Barbara	1,000	1,000	0	0.00%
Greenberg, David	1,000	1,000	0	0.00%
Greenberg, Gary	100	100	0	0.00%
Grossman, Sheldon	4,950	4,950	0	0.00%
Guerrera, Carmelo	5,000	5,000	0	0.00%
Guido, Annette	100	100	0	0.00%
Gunn, llana	100	100	0	0.00%
Hutchens, Robert	1,000	1,000	0	0.00%
Jacobs, Barry	200	200	0	0.00%
Jacobs, Larry	100	100	0	0.00%
Jacobs, Robert	100	100	0	0.00%
Lastoria, Arlene	100	100	0	0.00%
Leibler, Gitel	200	200	0	0.00%
Leung, Anna	100	100	0	0.00%
Li, Lan Ying	5,000	5,000	0	0.00%
Mann, Michael	1,000	1,000	0	0.00%
Mantha, Pierre	10,000	10,000	0	0.00%
Maxwell Network Group, Inc.(8)	750,000	750,000	0	0.00%
Menasherow, Mike	100	100	0	0.00%
Menasherow, Telman	100	100	0	0.00%
Raynai, Tibor	100	100	0	0.00%
Ricci, Bessie	100	100	0	0.00%
Rubenstein, David	10,000	10,000	0	0.00%
Scauzillo, Michael	3,000	3,000	0	0.00%
Semel, Moses	200	200	0	0.00%

Sheinkman, David	1,200	1,200	0	0.00%
Silver, Marvin	5,000	5,000	0	0.00%
Sogolowek-Ender, Yael	5,000	5,000	0	0.00%
Spindler, Julie	200	200	0	0.00%
Spindler, Martin	100	100	0	0.00%
The Sasha Twin Family Trust (9)	10,666,666	550,000	10,116,666	20.17%
Taurus Consulting, Inc.(10)	2,250,000	1,500,000	750,000	1.50%
Upiter, Craig	100	100	0	0.00%
Viele, Anthony	3,000	3,000	0	0.00%
Viele, Filomena	3,000	3,000	0	0.00%
Zabizewski, Ruth	200	200	0	0.00%
Zuccaro, Dominic	100	100	0	0.00%

(1)	Based on 50,150,350 shares outstanding as of August 20, 2007
(2)	Gabriela Aragon is a principal of Belmont Consulting, Inc. and has investment control over its shares of our common stock.
(3)	Henry Ender, our sole officer and director, is a principal of Canadian Endernational Limited and has investment control over its shares of our common stock.
(4)	Yael Soglowek-Ender is a principal of Canadian Triloon Corp. and has investment control over its shares of our common stock.
(5)	Olga Segura is a principal of Collossus 2, Ltd. and has investment control over its shares of our common stock.
(6)	Henry Ender, our sole officer and director, is a principal of Foodfest International 2000, Inc. and has investment control over its shares of our common stock.
(7)	Jose Ribaldo is a principal of Four Winds Food Corp. and has investment control over its shares of our common stock.
(8)	Itamar Cohen is a principal of Maxwell Network Group, Inc. and has investment control over its shares of our common stock.
(9)	Jeffrey and Patricia Kurtz are the trustees of The Sasha Twin Family Trust and have investment control over its shares of our common stock.
(10)	Gretta Vargas is a principal of Taurus Consulting, Inc. and has investment control over its shares of our common stock

To our knowledge, except as set forth below, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been our officer/director or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Mr. Henry Ender is not a broker-dealer or affiliate of a broker-dealer. The following shareholders, who purchased shares in our private placement offering, are related to Henry Ender, our sole officer and director, as noted below:

1.   Canadian Triloon Corp.- Yael Soglowek-Ender, the wife of Mr. Ender, controls the company
2.   Isaac Elnekave - Step-son
3.   Ruth Elnekave - Step-daughter
4.   Brian Ender - Son
5.   Jordan Ender - Son
6.   Ryan Ender - Son
7.   Sue-Ellen Ender - Ex-wife
8.   Yael Soglowek-Ender - Wife
9.   Foodfest International 2000, Inc. - Mr. Ender has a controlling interest in the company
10. Barbara Ginzburg - Step-son’s wife

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

There is currently no market for any of our shares, and we cannot give any assurance that the shares offered will have a market value, or that they will be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The Company expects to have the shares listed or traded within three to six months.

The Company anticipates being quoted on the OTC Bulletin Board and therefore a market maker must file an application on the Company’s behalf in order to make a market for the Company’s common stock.  This may take several months.  Quotation on the OTC Bulletin Board will allow the Company to openly trade the stock.

None of the selling shareholders have taken, or plan to take, a short position in the Company’s common stock prior to this resale registration statement’s effectiveness.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading,
•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
•	or any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders.  The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;
2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

We have informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Shares or any right to purchase the Shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the Selling Shareholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the Selling Shareholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such Selling Shareholders are distributing shares covered by this prospectus. Regulation M may prohibit the Selling Shareholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the Selling Shareholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened legal actions against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole director and executive officer of the Company is:

Name	Age	Position	Date Appointed

Henry Ender	56	President, Chief Executive Officer, Chief Financial Officer	September 20, 2006

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years:

HENRY ENDER.
Henry Ender was appointed as our President, CEO, and CFO on September 20, 2006. Mr. Ender co-founded Foodfest International 2000, Inc.  in 1977.  During the past five years Henry has been involved in the day-to-day operations of Foodfest.  He has been responsible for developing the import/export side of the business.  Mr. Ender has developed a working relationship with supermarket buyers in Ontario, Canada.  Henry has established a network of distributors in Canada and the U.S. who facilitate the sale and delivery of products imported by Foodfest in their local regions.  Henry has been involved in direct sales, product selection and procurement, merchandising and marketing. Since  inception, Henry has been providing the direction in Henya's approach to the market and providing the necessary guidance to properly execute on the companies business plan.

Foodfest imports products from Israel and Canada into the United States from Israel and the United States to Canada.   Foodfest is a direct sales and distribution (“DSD”) food company in the Province of Ontario and serves as a collaborator with Henya., Canada.  Foodfest sells products imported to other DSD food distributors in Canada and the United States.  Foodfest sells to Canadian supermarkets including: Loblaws; Real Canadian Super Store; No Frill’s; Fortino’s; Zehr’s; Sobeys; Price Choppers; A&P Dominion; Food Basics; Wal-Mart; Highland Farms and Longos. Specialty stores include Whole Foods; Pusateri’s; Kosher City; Hartman’s and Hermes. In Canada, Foodfest sells to co-distributors including: Tree of Life; Sunopta; Regitan and Richmond Specialty Foods which reach specific markets. In Canada, Foodfest services over 3,000 retail and institutional customers. In the U.S., Foodfest sells in New York; Massachusetts; Maryland; Florida; Illinois; Minnesota and California. Foodfest has established vendor relationships with the supermarkets listed which provides Foodfest the opportunity to present new products to the buyers for their consideration.  Mr. Ender started out in the food business in 1974 and has been involved in a management and ownership position of North Kensington Markets; Central Smoked Fish; International Shrimp Storage; NKM Chapmans Fine Foods; Canada Seafood Corporation; Allseas Fisheries; Mike’s Fish/St.Lawrence Market; Seacore Seafood Corporation; Seafood Warehouse International and Foodfest International.

Foodfest is a Direct Store Delivery (“DSD”) distributor which means that is a distributor which sells and delivers store by store, stopping at each store or account to drop products and sometimes even merchandise those goods. Henya is a food broker which means it represents products to a variety of prospective buyers. These buyers could be specialty stores, retail grocery chains, wholesalers, foodservice operators and distributors, drug chains, mass merchandisers, industrial users or military installations. In trying to sell products and achieve a listing, a broker may make presentations to the head offices of chains and wholesale groups. More and more, key buying decisions are being made at regional headquarters. If a product is listed, then it's on the list of products that the stores can order. Once a product is listed, Henya as a broker may also schedule promotions. Henya keeps in touch with head office of accounts represented to ensure direct feedback and co-ordination between head office and the retail accounts.

As well as representing products to buyers (selling), Henya offer a number of other services. These may include merchandising (planning promotions, and keeping product on the shelf) computerized ordering and data collection services.

Henya will call on retail outlets on a regular basis which is normally every four to six weeks in rural locations and once a week for major retail and wholesale accounts in the city. Henya will make sure the product is on the shelf, adjust shelf space, handle complaints, pull damaged product, rush through an unplanned order, handle any special promotions or displays, and monitor competitor activity. Henya will also handle any problem situations for clients.

In his positions with Foodfest, Mr. Ender is responsible for managing the distribution of products to retail accounts, foodservice accounts and other distributors throughout Canada and the United States. In his positions with Henya, Mr. Ender is responsible for representing manufacturers and distributors who have products they wish to sell to retail accounts, foodservice accounts and distributors.

Term of Office

Our sole director was appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our sole officer was appointed by our board of directors and hold office until removed by the board.

Our sole officer and director  will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of our director. We have not compensated our director for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officer(s) are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

Our officer and director has not filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Involvement in Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of August 20, 2007 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by our director, and (iii) by our sole officer and director as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common	Canadian Endernational Limited 361 Connie Crescent Concord, ON L4K-5R2	14,666,667	29.25%

Common	Fred Farnden 8563 109B Street Delta, BC V4C-4H4	14,666,667	29.25%

Common	The Sasha Twin Family Trust 114 Franmore Circle Thornhill, ON L4J 3C1	10,666,666	21.27%

Security Ownership of Management

Title of Class	Name and address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Common	Henry Ender (2) 26 Kendall St. New Haven, Connecticut 06512	14,726,667	29.36%

(1)	Based on 50,150,350 shares of our common stock outstanding.
(2)
Canadian Endernational Limited is controlled by Henry Ender and therefore Mr. Ender is deemed as the beneficial owner of the 14,666,667 shares held in the name of Canadian Endernational Limited. Mr. Ender also controls Foodfest International 2000, Inc. and therefore Mr. Ender is deemed as the beneficial owner of the 50,000 shares held in the name of Foodfest International 2000, Inc. In addition, Mr. Ender’s wife, Yael Soglowek-Ender, personally owns 5,000 shares and she controls Canadian Triloon Corp. which owns 5,000 shares and therefore Mr. Ender is deemed to beneficially own these 10,000 shares also for a total of14,726,667 shares.

Changes in Control

  There are no arrangements which may result in a change in control of us.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $.001 per share and 10,000,000 shares of preferred stock at a par value of $.001 per share. As of August 20, 2007, 50,150,350 shares of common stock were issued and outstanding. No shares of preferred stock are issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time to issue the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock. Our Board of Directors has not issued any preferred stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our director, employees and consultants.

Anti-Takeover Effect of Delaware Law, Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions have the following effects:

-	they provide that special meetings of stockholders may be called only by a resolution adopted by a majority of our board of directors;

-
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

-	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals;

-
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company; and

-
they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock. Anslow & Jaclin, LLP has been our legal counsel since inception.

The financial statements included in this prospectus and the registration statement have been audited Walker & Company Chartered Accountants Professional Corporation, Independent Registered Public Accounting Firm to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director/officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Delaware on September 20, 2006. We were originally formed to engage in any lawful corporate undertaking, including, but not limited to, helping food distributors and food processors expand their sales growth.

DESCRIPTION OF BUSINESS

Business of Issuer

General

Henya Food Corp. was incorporated on September 20, 2006 under the laws of the State of Delaware. We were originally formed to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions and helping food distributors and food processors expand their sales growth. We specialize in Kosher, Natural and Organic foods. We are a multi-faceted products broker, committed to helping principals and retailers improve their sales and return on investment.

Henya represents products to a variety of prospective buyers. These buyers could be specialty stores, retail grocery chains, wholesalers, foodservice operators and distributors, drug chains, mass merchandisers, industrial users or military installations. Once a product is listed, Henya as a broker will also schedule promotions. Henya keeps in touch with head office of accounts represented to ensure direct feedback and co-ordination between head office and the retail accounts.

As well as representing products to buyers (selling), Henya offer a number of other services. These may include merchandising (planning promotions, and keeping product on the shelf) computerized ordering and data collection services.

Henya calls on retail outlets on a regular basis. Calls are normally made every four to six weeks in rural locations and once a week for major retail and wholesale accounts in the city. Henya will make sure the product is on the shelf, adjust shelf space, handle complaints, pull damaged product, rush through an unplanned order, handle any special promotions or displays, and monitor competitor activity. Henya will also handle any problem situations for clients.

Henya has entered into brokers agreements with Foodfest International 2000 Inc. (Concord, Ontario) , Coastal Labels (Vancouver, British Columbia), Bandana Bandito (Antioch, Illinois) and Golding Farm Foods (Winston-Salem, North Carolina).

Our primary focus currently is on developing the Canadian market for our clients.

Henry Ender, has been in the food business since 1974 and co-founded Foodfest International in 1977.  During this time frame Mr. Ender has established working relationships with key managers and representatives of supermarket chains, foodservice establishments, distributors, manufacturers and processors in Canada, United States and Israel. Mr. Ender has brought these relationships to Henya providing an established base for future growth and expansion.  Through Mr. Ender, Henya has established working relationships with distributors in Canada and the United States in addition to the major supermarkets in Canada.  As a result, they can often be instrumental in helping exporters to introduce new products.

It is important to build a close and active working relationship, so that the products are given the necessary exposure. In order to ensure strong product support we and the Principal companies will plan visits to the market to make joint sales calls on buyers. Principals have the most interest, knowledge, and excitement in their product(s), which should be passed on to distribution partners.  Products that are carried in a limited number of selected stores within a supermarket chain or independent stores require a DSD distributor.  When a supermarket chain does not want to warehouse a purchased product, which is at the discretion of the buyer, they will request that a DSD distributor be available to distribute the product.  Some markets may require that a broker and distributor be used, while other areas can be most effectively serviced through direct sales and distribution (DSD). We will assist in the selection of appropriate distributors for niche markets.

In general, retail stores, especially large chains, prefer to work DSD and more so prefer to work with a full service DSD which is when the distributor delivers products store by store and services the account.  In other words, cleans the shelves or displays, merchandises the product, hangs pricing, displays and other point of sale material and then goes to the next account. The reason for this is because the distributor does all the work for them and because they never run out of product.  If the distributor is set up properly then the retailer will always be fully stocked with product at all times. Foodfest, as an example, is both a full service DSD distributor and a DSD distributor as requested by the individual customers.

We represent products to a variety of prospective buyers. These buyers could be specialty stores, retail grocery chains, wholesalers, foodservice operators and distributors, drug chains, mass merchandisers, industrial users or military installations. Once a product is listed, Henya as a broker will also schedule promotions. Henya keeps in touch with head office of accounts represented to ensure direct feedback and co-ordination between head office and the retail accounts.  As well as representing products to buyers (selling), Henya offer a number of other services. These may include merchandising (planning promotions, and keeping product on the shelf) computerized ordering and data collection services.

Henya calls on retail outlets on a regular basis. Calls are normally made every four to six weeks in rural locations and once a week for major retail and wholesale accounts in the city. Henya will make sure the product is on the shelf, adjust shelf space, handle complaints, pull damaged product, rush through an unplanned order, handle any special promotions or displays, and monitor competitor activity. Henya will also handle any problem situations for clients.  Henya has entered into brokers agreements with Foodfest International 2000 Inc. (Concord, Ontario) , Coastal Labels (Vancouver, British Columbia), Bandana Bandito (Antioch, Illinois) and Golding Farm Foods (Winston-Salem, North Carolina). The terms of our agreements are 5 consecutive one year terms.  Either party may terminate the Agreement if it serves the other with a notice of termination, at least 60 days prior to each annual anniversary date of the Agreement.

Our reference to “Principals” throughout this documents refers to the companies we represent to the marketplace.

Our reference to “listings” is the process of obtaining approval from the buyer that they want to purchase the product(s) offered and then completing the necessary documentation so that the product is entered properly into the purchasers data base so that it scans the product accurately, can be received at the purchasers location and can scan at their checkout counters.

Henya intends to enter into additional broker agreements with food processors to represent their businesses in the global food market, and with food distributors to procure new products for their exclusive distribution in specific markets. Our management team will focus on the procurement of new products and subsequently listing of these products in either the food service or retail sectors. We will seek to expand our broker base throughout North America, Europe, Israel and Australia entering into co-broker agreements with established food brokers servicing specific food channels in identified markets. We also intend to expand current operations through acquisitions of established food distributors in key markets and through the investment of resources in food processors that specialize in Kosher, Natural or Organic foods.

Sales and Marketing

Many companies we currently represent and prospective companies typically have a limited understanding of labeling requirements outside of their own countries. This can dramatically impede their ability to sell their products in other countries throughout the world limiting their total market.

We will assist, direct, manage and generally facilitate the process to create appropriate labeling for products that we have confirmed sales orders pending approved packaging. We will create and develop a Private Label to be utilized when manufacturers are unable to financially commit to labeling and we have determined that the product has the necessary criteria to provide dramatic sales results. We will develop sales and marketing materials necessary to promote products to buyers. We will engage a public relations specialist to insure that it consistently and aggressively communicates products represented in the most professional manner to prospective customers.

The Kosher Market

Kosher is a term that applies to foods that are fit for consumption by Jews in the observance of Jewish dietary law. These dietary laws originate in the Bible and have been observed by Jews for over 3,000 years. The laws relating to kosher foods are detailed and intricate, but a few basics can be easily understood.

Foods in general can be grouped into three broad categories:

1.	Innocuous: Some food items are always acceptable as kosher. Generally, these would be foods like fruits and vegetables that are not further processed.

2.	Kosher when supervised: Other foods may be kosher if the ingredients and process used meet kosher definitions and when supervised by a reliable kosher authority.

3.	Never Kosher: Some foods may never be kosher. Examples include shellfish and pork, both of which are prohibited by Biblical edict.

The foods that can be kosher when supervised are those of most concern to food processors desiring to carry kosher certification for their products. Contrary to a common myth, a Rabbi does not “bless” a food to render it kosher. To produce a kosher-certified product, all of the component ingredients must be kosher certified - including any processing aids that contact the food. The equipment on which the product will be made must be kosher as well.

In order to identify the finished product as kosher, many certification agencies have trademarked symbols that indicate the kosher status of a product as well as identifying the agency certifying the food. Some products intended for use only on the industrial market (not for retail sales) do not bear a kosher symbol and are certified by letter instead.

In addition, all kosher food can be grouped into three categories—meat, dairy or parve (neutral). Kosher law prohibits the mixing of meat and milk, so foods like cheeseburgers and chicken parmesan are unacceptable.

1.
Dairy - Milk, cheese and other dairy products must come from a kosher animal in order to be kosher. Milk derivatives like casein are considered dairy when used in kosher foods, even though the USDA may classify them as “non-dairy.”

2.
Meat - Only meat and meat by-products from kosher species of animals are permitted, and then only if they are slaughtered by a specially trained “shochet” (ritual slaughterer). Kosher species include cattle, sheep, chicken and turkey.

3.
Parve - Some foods are inherently kosher in their natural state such as fresh fruits, vegetables and grains. These foods, produced without meat or dairy content, are designated with the parve status and may be eaten with either dairy or meat products.

Passover Holiday

Passover is an 8-day holiday that takes place in the spring and commemorates the Exodus of the Jewish people from ancient Egypt. It involves a unique set of additional kosher laws. During Passover, those who keep kosher refrain from eating leavened products. Although kosher the rest of the year, certain grain products and their derivatives may not be eaten during Passover. Special supervision is mandatory for Passover production. Surprisingly, the market is not limited to the Jews who observe the Jewish dietary laws. Many American consumers seek out kosher food for a variety of reasons, ranging from health and quality to religious observance. A kosher symbol means much more than adherence to Jewish dietary laws. Kosher means quality.

THE NATURAL/ORGANIC FOOD MARKET

The natural food industry has undergone a significant change over the last decade. The industry is no longer primarily made up of small, poorly organized producers who had little interaction with the consumer.

We believe that as the industry matured, companies who wished to remain competitive were forced to address many facets of their organizations including the development new products, upgrading of equipment and facilities, investment in market research, increased communication with consumers, and the improvement of packaging and advertising techniques. In some cases, this has meant forming partnerships or alliances with other natural and organic food producers.

Although organic sales have experienced tremendous growth in recent years, the industry still represents a relatively small portion of total farming and food consumption. Therefore, the organic industry has quite a way to go before it accounts for a significant share of total food sales.

Farmers are also being encouraged to begin farming organic products to increase incomes as these products command higher prices than conventional crops. The premium prices that organic foods command may be essential to maintaining the existence of small farms in developed countries such as Canada and the United States.

As the natural foods industry has continued to grow and mature a significant number of mergers and acquisitions have helped consolidate the market.

Key Factors Shaping Market Growth

In general, we believe that increased consumer health consciousness is the single most important factor driving the growth of the natural and organic food sectors. Within the United States, and internationally, consumers have become far more aware of the quality of what they eat, the ingredients that the foods contain, and the processes that the foods go through (e.g. treatment with pesticides, use of antibiotic drugs in animal feed, food irradiation) before arriving at the point-of-sale.

We also believe that increased publicity about food scares such as salmonella, listeria, and E. coli have also aided sales of natural and organic products. However, U.S. citizens have not reacted as negatively toward genetically modified (GM) foods as European consumers. Industry analysts believe that U.S. consumers are more open to the concept of GM foods because they have a higher degree of trust in government food safety agencies than do European consumers.

Packaging has become an important factor in the success or failure of natural and organic foods. Not only do consumers look for environmentally friendly packaging materials but many successful products have focused on packaging that is easy to carry and consume, as consumers of these natural and organic foods tend to be quite active.

One factor that has hindered the growth of the organic food sector is a lack of consistent supply. Improved distribution channels, production techniques and a growth in the number of producers has helped reduce the number of instances of retailers running out of a product. However, we believe this problem has not been completely eliminated and retailers continue to seek out producers who can not only supply a new or innovative product, but those who can supply a product consistently.

Advertising

Not surprisingly, since most companies are relatively small, advertising expenditures have also been small. Even large companies have generally relied upon product packaging or point-of-sale advertising to inform consumers about the benefits of their products. Although advertising is still expensive for the vast majority of producers, the competitive nature of these markets is forcing producers to spend more on advertising than ever before.

Most advertising for natural and organic foods is in the form of print advertising in trade magazines or store magazines. As many products are new to the market, or at least new to a significant portion of consumers, a picture of the product is a key component of a successful marketing campaign. Larger producers are also beginning to use newspaper and radio advertising in their marketing strategy.

Coupons (particularly peel-off stickers) and in-store demonstrations have also proven to be quite successful. These set-ups encourage consumers to try a product at little to no cost while giving producers an excellent opportunity to communicate with, and get feedback from, consumers.

Opportunities

We believe that the U.S. natural and organic food market represents a good opportunity for Canadian exporters and that this market is experiencing strong annual growth across numerous product sectors. In most product categories, consumers have yet to establish brand preferences for products. Canadian producers who are new to the U.S. market, therefore, can readily compete with domestic products that have already been available for an extended period of time.

Many U.S. retail outlets and distributors have also begun selling private-label, organic/natural foods and beverages and are actively looking for potential suppliers of these products. Retailers and distributors with private-label brands aim to have a significant number of products under one label in an attempt to generate customer loyalty, increase store margins, and offer lower-priced products to consumers.

The organic dairy industry has experienced one of the strongest growth of any organic food sector over the past few years. Although this rate of growth is not expected to continue, analysts predict that the growth organic dairy industry will continue to outpace the growth of the overall organic food market.

Soy products have been especially popular in the dairy segment. The health benefits of soy include lowering levels of LDL (the so-called "bad" cholesterol), reducing the risk of heart disease, and alleviating the symptoms of menopause.

Organic or natural foods that are targeted at children also represent a good opportunity for Canadian exporters. In many cases, consumers that are somewhat unwilling to pay higher prices for food for themselves, believe that organic or natural foods are of better quality than conventional items and are willing to pay more for these products for their children.

A relatively new area that has attracted a significant amount of consumer interest is concept of ready-to-eat, natural or organic meals and ingredients. Retail outlets offering this type of foodservice have experienced extremely positive feedback from consumers, who have shown a willingness to pay restaurant prices for healthy, great-tasting foods that can be taken home.

Good opportunities exist in, but are not limited to, the following product categories:

•	meats;

•	fresh/frozen/processed fruits and vegetables;

•	breakfast cereals;

•	healthy snacks;

•	health bars;

•	prepared salads;

•	prepared meals;

•	condiments/sauces;

•	deserts.

Kosher, Natural & Organic

The rapid rise in the popularity of organic foods among health-conscious consumers has been paralleled by a jump in demand for products that are labeled kosher. Many Muslims, vegans and lactose-intolerant and those suffering from food allergies also choose kosher. You do not have to be Jewish to buy kosher these days. The rapid rise in the popularity of organic foods among health-conscious consumers has been paralleled by a jump in demand for products that are labeled kosher from individuals seeking more wholesome things to eat. Lately the two trends have intersected. That has given rise to a booming new specialty food category—kosher organic.

A number of demand factors are behind the evolution of this unique market niche. For one, there are Jews who observe “kashrut,” the strict dietary rules that determine if food is properly prepared in order to be kosher, but also are interested in the benefits of eating organically.  There are healthful-minded members of other religions—most notably Muslims, whose own dietary Halal rules are fulfilled by food that is kosher—who are in this category, as well as Seventh-Day Adventists.” Vegans, lactose-intolerant individuals and those suffering from other food allergies also buy kosher foods.

At stores like Whole Foods, it is not hard to find products with both designations on labels. They include chicken and other poultry from Wise Organic Pastures; Stoneyfield, Brown Cow and Horizon yogurt and whole milk; Evolution juices; Spectrum ground flax seeds; Nature’s Path and Arrowhead Mills cereals; and Silk Soy Milk, to name just a few. And Whole Foods’ “365” house brand features a number of kosher-organic items including whole and soy milk, tofu and a lemon beverage. These days it’s not just at a Whole Foods or a Wild Oats that you’ll find such items, but a supermarket in the Midwest may have a corner area that says kosher organic.

Some organic product manufactures believe in the benefits of the kosher designation as a way to appeal to discerning shoppers. As an example, Italy’s Bionaturae product line premiered recently with an organic pasta that is also marked kosher. Some brands have displayed both an organic and kosher designation for many years. Vermont-based Stoneyfield, has since 1984 sold organic and kosher dairy products. Kosher consumers and the marketplace as a whole identify kosher certification with quality and value.

Kosher certification has undoubtedly impacted sales in a positive way. Wise Organic Pastures, known for its free-range organic and kosher chickens, has been using a double-certification for 15 years. Recently re-branded to attract a broader customer base (it was Wise Kosher Poultry), the firm, two years ago added beef to its product line. Wise, which runs its own slaughtering plants supervised by a squad of rabbis overseeing the kosher butchers, also has many customers with gourmet tastes who buy its poultry because of its reputation for quality.

There have also been a few embarrassing missteps by companies that have certified that an organic product is kosher. The biggest faux pas involved those popular pre-packaged salad greens that have become ubiquitous in grocery stores. When food inspectors discovered many were infested with insects, it triggered quite a backlash.

The problem of insects extends beyond greens to organic produce in general. Because no pesticides are used, bugs are more likely to crop up in fruits and vegetables that are raised organically. Layering two strict sets of standards on top of each other is bound to have some pitfalls. But for the most part, the kosher organic category is likely to keep growing more popular.

Employees

We currently have no employees other than Henry Ender, our sole officer and director.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Caution Regarding Forward-Looking Information

Certain statements contained herein, including, without limitation, statements containing the words “believes”, “anticipates”, “expects” and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, among others, the following: international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this prospectus and investors are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Second Quarter 2007:

We have brokerage sale arrangements with other companies and do not actually recognize revenues from selling any food under these arrangements.  However, we   generate fees from our current clients and we will continue to seek out opportunities to enter into new broker agreements representing companies with products focused on kosher, organic and or natural attributes.   We receive for services under our broker agreements, a basic commission of five (5) % on net proceeds of the products sold by the Principal. “Net Receipts” for the purposes of this agreement, is defined as Gross Receipts, less returns and cash discounts.

During this periodwe will continue to strengthen our distribution base, broaden our specialized broker relationships and generate fees from the brokerage arrangements.

We will attempt to raise at least $750,000 in financing for working capital and to support sales and marketing efforts. We expect that the $750,000 in financing will be a private placement to individual investors or bank loans guaranteed by management. During this quarter, we may begin to review potential acquisitions and seek investment partners in order to raise the necessary funds to acquire any operating business. At this time we have not located any specific such investment partners but such partners may include banks, investment funds and broker-dealers.

    Third Quarter 2007:

We intend to implement our sales and marketing efforts discussed above by preparing sales materials and management’s attendance at various industry food shows with an emphasis on the kosher, natural and organic segments. We will also initiate our program to create alliances with other food brokerage firms to increase our revenue base and broaden our service offerings.

Fourth Quarter 2007

We will continue to seek out opportunities to expand our operations and intend to enhance our capabilities by adding personnel or entering into joint ventures with other food brokerage firms. We intend to raise an additional $300,000 through debt or equity financing to support our efforts to hire additional consulting staff during this period. Such additional staff will solely assist us in expanding our broker base and specific representation in North America. Specific target markets will include representation in New York, California, Florida and Illinois.

In addition, we will continue to pursue potential acquisitions and if we have executed a purchase agreement to acquire a business we will work with aninvestment partner to raise the necessary financing to consummate the acquisition.

First Quarter 2008

If we have not already completed the financing transaction during the last quarter, we intend to close on such additional financing for working capital and corporate overhead. We will also take steps to increase our management staff during this period; specifically seeking personnel who will broaden our current service offerings with a key emphasis on sales and marketing. We intend to actively recruit new board members with appropriate experience to guide the Company’s growth plans.

We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction. Our business is not dependent on the successful completion of any acquisitions and we anticipate that if we acquire operating entities we will provide our broker, marketing and sales expertise and services to such acquired entity to improve their performance and thereby increasing the value of these subsidiaries and our common stock. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value.

Capital Resources and Liquidity

At April 30, 2007, we had working capital of approximately $31,342. It is the intent of management and significant stockholders, if necessary, to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding. Should this pledge fail to provide financing, we have not identified any alternative sources.

As set forth in the notes to the financial statements, our independent auditors have expressed substantial doubt about our ability to continue as a going concern because we have no viable operations or significant assets and we are dependent upon significant shareholders to provide sufficient working capital to maintain the integrity of the corporate entity,

We are still in the process of developing and implementing our business plan and raising additional capital. As such, we are considered to be a development stage company. Management believes that actions presently being taken to obtain additional funding and implement its business plan provide the opportunity for us to continue as a going concern.

We believe we can satisfy our cash requirements for the next twelve months with our current cash, receivables and expected revenues from our current contracts to provide broker representation and services.  The term of the contacts are five (5) consecutive one year periods automatically renewed unless terminated with 60 days notice prior to each anniversary.  Each contract provides for an exclusive brokerage of a specific product or territory, provided by the Company.  Henya receives 5% of net receipts plus reimbursement of any authorized expenditures in each of their contracts.  Management is confident that based on the current sales performance of the products and companies Henya represents that sufficient cash flow is available to satisfy the cash requirements.  The Company will attempt to raise additional financing for working capital to support sales and marketing efforts in other regions.  However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next twelve months will total $500,000 for the following expenses:

Management Fees	$360,000
Legal & Professional	$60,000
Travel	$30,000
Marketing	$20,000
Occupancy Cost	$18,000
General Office	$12,000

Management fees of $10,000 per month will be allocated to each of Henry Ender, Fred Farnden, and Jeffrey Kurtz for their services.  Henry Ender manages sales and product development.  Fred Farnden manages accounting, reporting, costing, labeling, customs, and logistics.  Jeffrey Kurtz manages new business development and mergers & acquisitions.  The Company has budgeted $30,000 for expenses to attend trade shows in North America, Europe, and Israel to source new products and meet new principals in order to facilitate the expansion of the Company’s core business.  The Company has also allocated $20,000 for web development to promote its services in addition to an allowance for entertainment costs associated with new client development.

During the six months ended 30 April 2007, we received commission income from related companies controlled by our directortotalling $180,238. Management has agreed to defer collection of these amounts for a period of up to one year from date of invoicing.  Due to the fact that we are related to these customers and management is aware of their financial stability, there is no concern of collectibility.

We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees although depending on if financing is raised we may add additional representatives. We do not intend to increase our staff until such time as we can raise the capital or generate revenues to support the increase in overhead expense. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our consulting services to cover our operating expenses.

Off-Balance Sheet Arrangements

We do not have any outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

DESCRIPTION OF PROPERTY

We currently operate our business from our corporate headquarters located at 26 Kendall St., New Haven, Connecticut 06512. We rent the office space on a month-to-month tenancy for $200 a month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Henry Ender, our sole officer, director and founder is deemed to be our promoter. We were formed on September 20, 2006 and 14,666,667 shares were issued to Canadian Endernational Limited, which is controlled by Henry Ender. Other than the share issuance set forth herein there have been no other transactions with our promoters.

The Company receives commission income from related companies controlled by directors of the Company. The Company also accrued fees for the officers and directors which is includes accounts payable and accrued liabilities.

Beginning in November 2006, the Company began paying rent to a company controlled by the directors of the Company on a month-by-month basis for $1,500 per month.  This allows the Company the use of the offices, including phone, fax and other office equipment as needed.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

As of August 20, 2007, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

As of August 20, 2007, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons

Holders of Our Common Stock

As of August 20, 2007, we had approximately 71 registered shareholders.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth all compensation plans previously approved and not previously approved by security holders with respect to compensation plans as of October 31, 2006:

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	None
Equity compensation plans not approved by security holders	None
Total	None

EXECUTIVE COMPENSATION

Compensation of Executive Officer

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer paid by us during the fiscal year ended October 31, 2006 and the six month period ended April 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (shares)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Henry Ender President, Chief Executive Officer	2006	0	0	14,666,667	0	0	0	10,000 (1)	24,667(2)
and Director	2007	0	0	0	0	0	0	60,000 (1)	30,000
TOTAL		0	0	14,667,667	0	0	0	70,000	70,000

(1)
During the period ended October 31, 2006 and the six months ended April 30, 2007, Mr. Ender earned a management compensation fee of $10,000 and $60,000 for his services. To date, the total amount of $70,000 owed to Mr. Ender has accrued but not yet been allocated.  The $180,000 referred to in the footnotes of the financial statements is the total for 6 months of employment compensation for Henya’s three employees.

(2)	This amount includes the $10,000 earned as a management compensation fee and $14,667 based on the value of the stock awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Henry Ender (President, CEO and Director)	0	0	0	0	N/A

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

STOCK AWARDS

Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Henry Ender (President, CEO and Director)	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End Table.   There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through April 30, 2007.  There were no stock options exercised during fiscal year ending October 31, 2006 the six months ended April 30, 2007, by the executive officer named in the Summary Compensation Table.  There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director although we do have management agreements in place with Mr. Ender as well as two other individuals.

ITEM 22.    FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

The required financial statements begin on page F-1 of this document

HENYA FOOD CORP.

FINANCIAL STATEMENTS
Unaudited

30 APRIL 2007

HENYA FOOD CORP.

(A Development Stage Company)

BALANCE SHEETS
Unaudited

AS AT

	30 April 2007 (Unaudited)	31 October 2006 (Audited)
ASSETS
Current Assets
Cash	$280	$394
Accounts receivable due from related parties	208,863	28,313
Total Current Assets	209,143	28,707
Long Term Assets
Deferred offering costs	-	82,035
Total Assets	$209,143	$110,742
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$-	$82,501
Accrued liabilities	219,001	30,000
Total Liabilities	219,001	112,501
Stockholders' Deficit
Capital stock	50,150	50,000
Additional paid-in capital	200	-
Notes receivable from stock issued	(41,200)	(40,000)
Deficit accumulated during the development stage	(19,008)	11,759
Total Stockholders' Deficit	(9,858)	(1,759)
Total Liabilities and Stockholders' Deficit	$209,143	$110,742

The accompanying notes are an integral part to these financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Unaudited

	For the Three Months Ended 30 April 2007	For the Six Months Ended 30 April 2007	For the Period from Inception to 30 April 2007
REVENUE		$-
Commission income from related companies	$98,450	$180,238	$208,551
Commission income	-	466	466
Interest on notes receivable from shareholders	600	1,200	1,200
	99,050	181,904	210,217
EXPENSES
Officers and directors fees	90,000	180,000	210,000
Rent paid to a related company	4,500	9,000	9,000
Interest and bank charges	147	450	523
Gain on foreign exchange	-	(298)	(298)
Consulting expenses paid with common stock	-	-	10,000
	94,647	189,152	229,225
NET EARNINGS (LOSS)	$4,403	$(7,248)	$(19,008)

EARNINGS (LOSS) PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$0.00	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	50,150,350	50,100,233

The accompanying notes are an integral part to these financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Unaudited

	For the Six Months Ended 30 April 2007	For the Period from Inception to 30 April 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,248)	$(19,008)
Adjustment to reconcile net earnings to net cash provided by operating activities
Issuance of common stock for services	-	10,000
Changes in operating assets and liabilities:
Accounts receivable	(180,550)	(208,863)
Accounts payable and accrued liabilities	106,499	219,001
Notes receivable	(1,200)	(1,200)
CASH FLOWS (USED IN) PROVIDED BY OPERATING ACTIVITIES	(82,499)	(70)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	150,350	150,350
Proceeds from common stock to be issued	(67,965)	-
Deferred offering costs	-	(150,000)
CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES	82,385	350
NET DECREASE IN CASH	(114)	280
CASH, BEGINNING OF YEAR	394	-
CASH, END OF YEAR	$280	$280

The accompanying notes are an integral part to these financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
Unaudited
30 APRIL 2007

1.  NATURE OF OPERATIONS

Henya Food Corp. ("the Company") was incorporated on 20 September 2006 in the State of Delaware.  The Company acts as a sales representative to broker kosher, natural and organic food products to retailers and distributors throughout Canada and to kosher retailers and distributors in the United States, Israel, Europe and Australia.

2.     BASIS OF PRESENTATION

The Company has earned limited revenues from limited principal operations and accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7 “).  Among the disclosures required by SFAS No. 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operation, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. for interim financial information and with the instructions to Form 10-QSB and item 310 under subpart A of Regulation S-B.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three month period ended 31 January 2007 is not necessarily indicative of the results that may be expected for the year ending 31 October 2007. For further information, refer to the financial statements and footnotes thereto included in the Company’s annual report on Form 10-KSB for the period ended 31 October 2006.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
Unaudited
30 APRIL 2007

3.     RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.  SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows.  SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument.  Management does not expect the adoption of SFAS 155 to have a material impact on the Company’s financial statements.

In March 2006, the FASB released SFAS No. 156 Accounting for Servicing of Financial Assets: an amendment of FASB Statement No. 140 to simplify accounting for separately recognized servicing assets, servicing liabilities.  SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value.  SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after 15 September 2006. The Company does not anticipate the adoption of SFAS No. 156 will have a material impact on its consolidated financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This interpretation requires that the Company determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position, and measure the amount of benefit to be recognized in the financial statements for a tax position that meets the more- likely-than-not recognition threshold. FIN 48 is effective for fiscal years beginning after 15 December 2006. Management does not expect the adoption of FIN 48 to have a material impact on the Company’s financial statements.

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after 15 November 2006, which is 31 December 2006 for the Company. SAB No. 108 did not have an impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Defining Fair Value Measurement, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after 15 November 2007. The Company is currently evaluating the impact of adopting FAS 157 on its financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
Unaudited
30 APRIL 2007

4.  CAPITAL STOCK

Authorized
110,000,000	common shares, $0.001 par value
10,000,000	preferred shares, $0.001 par value
		30 April 2007 (Unaudited)	31 October 2006 (Audited)
Issued
50,150,350	common shares (31 October 2006 - 50,000,000)	$50,150	$50,000

   In December 2006, the Company issued 150,350 common shares for proceeds of $150,350 to various individuals and related parties.  Offering costs have been recorded as a reduction of these proceeds.

5.             RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties.  Related party transactions not disclosed elsewhere in these financial statements are as follows:

During the three and six months ended 30 April 2007, the Company received commission income from related companies controlled by directors of the Company totaling $98,450 and $180,238 respectively.  Included in account receivable is $208,550 from these related companies.

During the three and six months ended 30 April 2007, the Company accrued fees for the officers and directors totaling $90,000 and $180,000 respectively which is included in accounts payable and accrued liabilities.

Beginning in November 2006, the Company began paying rent to a company controlled by the directors of the Company on a month-by-month basis for $1,500 per month.  This allows the Company the use of the offices, including phone, fax and other office equipment as needed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Henya Food Corp.

We have audited the accompanying balance sheet of Henya Food Corp. (A Development Stage Company) as at 31 October 2006 and the related statements of operations, changes in stockholders' deficit and cash flows for the period from 20 September 2006 (date of inception) to 31 October 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Henya Food Corp. (A Development Stage Company) as at 31 October 2006 and the results of its operations, cash flows and changes in stockholders' equity for the period from 20 September 2006 (date of inception) to 31 October 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 3 to the financial statements, the Company has suffered losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

" Walker & Company"
Chartered Accountants
Professional Corporation
Markham, Canada
29 January 2007

HENYA FOOD CORP.
(A Development Stage Company)
BALANCE SHEET
AS AT 31 OCTOBER 2006

ASSETS
Current Assets
Cash	$394
Accounts receivable due from related parties	28,313
28,707
Long Term Assets
Deferred offering costs	82,035
Total Assets	$110,742
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$82,501
30,000
112,501
Stockholders' Deficit
Capital stock	50,000
Notes receivable from stock issued	(40,000)
Deficit accumulated during the development stage	(11,759)
Total Stockholders' Deficit	(1,759)
Total Liabilities and Stockholders' Deficit	$110,742

The accompanying notes are an integral part of these financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM 20 SEPTEMBER 2006 (DATE OF INCEPTION) TO 31 OCTOBER 2006

COMMISSION INCOME FROM RELATED COMPANIES	$28,313

EXPENSES
Officer and director fees	30,000
Consulting	10,000
Bank charges	72
40,072
NET LOSS	$(11,759)

LOSS PER WEIGHTED NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	50,000,000

The accompanying notes are an integral part of these financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM 20 SEPTEMBER 2006 (DATE OF INCEPTION) TO 31 OCTOBER 2006

	Shares	Common Stock	Notes Receivable from Stock Issued	Deficit Accumulated During the Development Stage	Total Stockholders' Deficit
Common stock issued at inception	50,000,000	$50,000	$(40,000)	$-	$10,000
Net loss	-	-		(11,759)	(11,759)

BALANCE, 31 OCTOBER 2006	50,000,000	$50,000	$(40,000)	$(11,759)	$(1,759)

The accompanying notes are an integral part of these financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM 20 SEPTEMBER 2006 (DATE OF INCEPTION) TO 31 OCTOBER 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,759)
Items Adjustments to reconcile net income to net cash provided by operating activities:
Issuance of common stock for services	10,000
CHANGE IN ASSETS AND LIABILITIES:
Accounts receivable	(28,313)
Accounts payable and accrued liabilities	112,501

NET CASH PROVIDED BY OPERATING ACTIVITIES	82,429

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering costs	(150,000)
Proceeds from common stock to be issued	67,965

CASH FLOWS USED IN FINANCING ACTIVITIES	(82,035)

NET INCREASE IN CASH	394

CASH, END OF PERIOD	$394

The accompanying notes are an integral part of these financial statements.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
31 OCTOBER 2006

1.	NATURE OF OPERATIONS

Henya Food Corp. ("the Company") was incorporated on 20 September 2006 in the State of Delaware. The Company acts as a sales representative to broker kosher, natural and organic food products to retailers and distributors throughout Canada and to kosher retailers and distributors in the United States, Israel, Europe and Australia.

2.  BASIS OF PRESENTATION

The Company has earned limited revenues from limited principal operations and accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises (“SFAS No. 7 “). Among the disclosures required by SFAS No. 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operation, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

3.  GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.

The Company's ability to continue as a going concern is contingent upon its ability to obtain the financing and strategic alliances necessary to attain profitable operations. Management is pursuing various sources of financing and intends to raise equity financing through a private placement with a private group of investors in the near future.  In the event the Company is not able to raise the necessary equity financing from private investors, the shareholders intend to finance the Company by way of shareholder loans, as needed, until profitable operations are attained.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies of the Company are in accordance with United States of America generally accepted accounting principles. Outlined below are those policies considered particularly significant:

Commission Recognition

The Company's commission recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104. Commission income is recognized at the date a formal arrangement exists, the price is fixed or determinable, the services are complete, no other significant obligation of the Company exists and collection is reasonably assured.  For the period ended 31 October 2006, substantially all of our commission income is from related parties.  See note 7.

Henya earns commissions in the form of brokerage fees based on sales of products of individual companies represented.  The related company, Foodfest, currently represents the majority of brokerage fees earned.  Management anticipates that commissions from non-related parties will increase over the next twelve months as the company develops.  Henya currently has brokerage agreements with Foodfest International, Pure Fun Confections Inc., Coastal Water Seafoods Ltd., Bandana Bandito LLC, Golding Farms Foods Inc., and Gifoodi Inc.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
31 OCTOBER 2006

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

Cash and cash equivalents consist of commercial accounts and interest-bearing bank deposits and are carried at cost, which approximates current value. Items are considered to be cash equivalents if the original maturity is three months or less.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount net of an allowance for doubtful accounts.  The Company determines its allowance for doubtful accounts by considering a number of factors, including the age of the receivable, the financial stability of the customer, discussions that may have occurred with the customer and management's judgment as to the overall collectibility of the receivable from that customer.  The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts in the period of recovery.  As at 31 October 2006 management determined that, due to the fact that the Company is related to these customers and management is aware of their financial stability, there were no doubtful accounts.

Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments

The carrying value of the company's receivables, advances and accounts payable approximates fair value because of the short-term maturity of these instruments.

Earnings or Loss Per Share

The Company accounts for earnings per share pursuant to SFAS No. 128, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

There were no dilutive financial instruments for the period ended 31 October 2006.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Stock Compensation

The Company adopted SFAS No. 123R, Share-Based Payment, which requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.   The Company accounts for stock-based compensation arrangements with nonemployees in accordance with the Emerging Issues Task Force Abstract No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.  The Company records the expense of such services to employees and non employees based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  In the case of stock options, the Company uses the Black-Scholes pricing model to estimate the fair value of the services provided.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
31 OCTOBER 2006

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections which changes the requirements for the accounting for and reporting of voluntary changes in accounting principle. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless impracticable. SFAS 154 supersedes Accounting Principles Board Opinion No. 20, Accounting Change (APB 20), which previously required that most voluntary changes in accounting principle be recognized by including in the current period’s net income the cumulative effect of changing to the new accounting principle. SFAS 154 also makes a distinction between retrospective application of an accounting principle and the restatement of financial statements to reflect correction of an error. SFAS 154 carries forward without changing the guidance contained in APB 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. SFAS 154 applies to voluntary changes in accounting principle that are made in fiscal years beginning after 15 December 2005. Management does not expect that the adoption of SFAS 154 will have a significant impact on the financial condition or results of operations.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. The statement also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement event occurring in fiscal years beginning after 15 September 2006. Management does not expect that the adoption of SFAS 155 will have a significant impact on the financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets-an amendment to FASB Statement No. 140. SFAS 156 requires that all separately recognized servicing rights be initially measured at fair value, if practicable. In addition, this statement permits an entity to choose between two measurement methods (amortization method or fair value measurement method) for each class of separately recognized servicing assets and liabilities. This new accounting standard is effective 1 January, 2007. Management does not expect that the adoption of SFAS 156 will have a significant impact on the financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective in fiscal years beginning after 15 November 2007. Management is currently evaluating the impact that the adoption of this statement may have on the Company’s financial position and results of operations.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
31 OCTOBER 2006

5.  CAPITAL STOCK

Authorized
110,000,000	common shares, $0.001 par value
10,000,000	preferred shares, $0.001 par value

Issued
50,000,000	common shares	$ 50,000

On 20 September 2006 the Company issued 40,000,000 and 10,000,000 common shares to the founders of the corporation for consideration of notes receivable and services rendered respectively. The notes bear interest at 6% per annum and are due on demand.  The notes receivable from the common stock issued are presented as a reduction of stockholders’ equity in the Statement of Changes in Stockholders’ Deficiency.  The stock issued for consulting services have been valued at the fair market value of the services received by the Company of $10,000 and are reported in the Statement of Operations under consulting.  The fair value of services received is the amount that these individuals have billed to the Company which is based on hourly rates that these individuals normally charge in providing similar services.

In October 2006, the Company received proceeds of $67,965 related to common shares to be issued subsequent to the year end. Offering costs have been recorded as a reduction of these proceeds bringing the net value of shares to be issued to Nil.

6.  RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations and are recorded at amounts established and agreed between the related parties. Related party transactions not disclosed elsewhere in these financial statements are as follows:

The Company received commission income totaling $28,313 from related companies controlled by directors of the Company.  Included in account receivable is $28,313 from these related companies.

The Company accrued fees for the officer and director totaling $30,000 which is included in accounts payable and accrued liabilities.

Beginning in November 2006, the Company began paying rent to a company controlled by the directors of the Company on a month-by-month basis for $1,500 per month.  This allows the Company the use of the offices, including phone, fax and other office equipment as needed.

HENYA FOOD CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
31 OCTOBER 2006

7.  INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

As at 31 October 2006, there were no differences between financial reporting and tax bases of assets and liabilities. The Company will have tax losses available to be applied against future years' income as result of the losses incurred. However, due to the losses incurred in the period and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carry forward will not be realized through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

The components of deferred income taxes have been determined at the federal statutory rate of 15% as follows:

2006

Deferred income tax assets (liabilities):
Loss carryforwards	1,737
Valuation allowance	(1,737)
Deferred income taxes	$-

8.  SUPPLEMENTAL CASH FLOW INFORMATION

During the period ended 31 October 2006 no interest or taxes were paid by the Company.

On 20 September 2006 the Company issued 50,000,000 common shares at their par value of $0.001 for financial consulting services rendered.

9.  SUBSEQUENT EVENTS

During October 2006, the Company received proceeds of $67,965 related to 67,965 common shares issued at $1.00 per share to various private investors subsequent to the year end.  Offering costs have been recorded as a reduction of these proceeds bringing the net value of shares to be issued to Nil.

HENYA FOOD CORP.

10,150,350 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.  . THERE CAN BE NO ASSURANCE THAT A MARKET MAKER WILL AGREE TO FILE THE NECESSARY DOCUMENTS WITH THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, WHICH OPERATES THE OTC ELECTRONIC BULLETIN BOARD, NOR CAN THERE BE ANY ASSURANCE THAT SUCH AN APPLICATION FOR QUOTATION WILL BE APPROVED.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 14A:3-5 of the Business Corporation Law of the State of Delaware provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THESECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Our certificate of incorporation provides in effect for the elimination of the liability of our director to the extent permitted by the DGCL.

We have agreed to indemnify our director and officer against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our director/officer and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$311
Transfer Agent Fees	$0.00
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Total-(approximate)	$30,311

(1)  Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On September 20, 2006, we issued a total of 50,000,000 shares of our common stock to 8 shareholders at $.001 per share. 10,000,000 of these shares were issued for services rendered, related to the formation of the Company, valued at $10,000.  Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The following sets forth a list of these shareholders:

Shareholder	Common Shares
Belmont Consulting, Inc.	2,250,000
Canadian Endernational Limited	14,666,667
Collossus 2 Ltd.	2,250,000
Farnden, Fred	14,666,667
Four Winds Food Corp.	2,500,000
Maxwell Network Group, Inc.	750,000
The Sasha Twin Family Trust	10,666,666
Taurus Consulting, Inc.	2,250,000

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2006, we completed a Regulation D, Rule 506 Offering in which we issued a total of 150,350 shares of our common stock in exchange for cash consideration to 63 shareholders at a price per share of $1.00 for an aggregate offering price of $150,350. The following sets forth the identity of the persons to whom we sold these shares and the amount of shares for each shareholder:

Shareholder	Common Shares
Abenstein, Len	500
Berl, Bessin	1,800
Blitzblau, Ilana	100
Blitzblau, Oren	100
Brussolo, Fabio	3,000
Canadian Triloon Corp.	5,000
Cannata, Roberto	2,600
Ciarallo, Catherine	100
Ciarallo, Frank	100
Ciarallo, John	100
Ciarallo, Rose	100
DeMarco-Formusa Sue	100
Dewji, Noorzehra	10,000
Dolfonso, Danny	100
Edri, Jacob	100
Edri, Roni	100
Elnekave, Isaac	4,000
Elnekave, Ruth	5,000
Ender, Blair	100
Ender, Jordan	100
Ender, Ryan	100
Ender, Sue-Ellen	100
Farnden, Elain	100
Farnden, Michael	100
Farnden, Stephen	100

Farnden, Terri	100
Foodfest International 2000,Inc.	50,000
Formusa, Joe	100
Gewirtz, Jonah	5,000
Ginzburg, Barbara	1,000
Greenberg, David	1,000
Greenberg, Gary	100
Grossman, Sheldon	4,950
Guerrera, Carmelo	5,000
Guido, Annette	100
Gunn, llana	100
Hutchens, Robert	1,000
Jacobs, Barry	200
Jacobs, Larry	100
Jacobs, Robert	100
Lastoria, Arlene	100
Leibler, Gitel	200
Leung, Anna	100
Li, Lan Ying	5,000
Mann, Michael	1,000
Mantha, Pierre	10,000
Menasherow, Mike	100
Menasherow, Telman	100
Raynai, Tibor	100
Ricci, Bessie	100
Rubenstein, David	10,000
Scauzillo, Michael	3,000
Semel, Moses	200
Sheinkman, David	1,200
Silver, Marvin	5,000
Sogolowek-Ender, Yael	5,000
Spindler, Julie	200
Spindler, Martin	100
Upiter, Craig	100
Viele, Anthony	3,000
Viele, Filomena	3,000
Zabizewski, Ruth	200
Zuccaro, Dominic	100

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b) (1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offering since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
Each investor received a copy of our private placement memorandum and completed a questionnaire to confirm that they were either “accredited” or “sophisticated” investors as defined in Rule 501 of Regulation D. Each investor completed a questionnaire confirming that such investor has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment.

(C)	Our management was available to answer any questions by prospective purchasers;

(D)	Shares issued in connection with in this offering were restricted under Rule 4(2) and certificates indicating ownership of such shares bore the appropriate legend.

All shares purchased in the Regulation D Rule 506 offering completed in December 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933.

ITEM 27.  EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation*
3.2	By-Laws*
3.3	Memo regarding Management Compensation
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Walker & Company Chartered Accountants Professional Corporation
23.2	Consent of Counsel, as in Exhibit 5.1

*  filed as an exhibit to the SB-2 filed with the SEC on May 7, 2007

ITEM 28.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A)	RULE 415 OFFERING: UNDERTAKING PURSUANT TO ITEM 512(A) OF REGULATION S-B

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(B)	REQUEST FOR ACCELERATION OF EFFECTIVE DATE: UNDERTAKING PURSUANT TO ITEM 512(E) OF REGULATION S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director/officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director/officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director/officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(C)	FOR PURPOSES OF DETERMINING LIABILITY UNDER THE SECURITIES ACT: UNDERTAKING PURSUANT TO ITEM 512(G) OF REGULATION S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New Haven, State of Connecticut on August 20, 2007.

By:	/s/ Henry Ender
Henry Ender President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Henry Ender, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Henry Ender
Henry Ender President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

Dated: August 20, 2007